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Bank of America                          Amendment to Documents
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                      AMENDMENT NO. 5 TO BUSINESS LOAN AGREEMENT

This Amendment No. 5 (the "Amendment") dated as of --------------, 1995 is between Bank of America National Trust and Savings Association (the "Bank") and MMI Medical, Inc. (the "Borrower").

                                RECITALS
A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of October 1, 1993, as previously amended (the "Agreement").

B.  The Bank and the Borrower desire to further amend the Agreement.

                                AGREEMENT
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.  Amendments.  The Agreement is hereby amended as follows:

2.1 In subparagraph (a) of Paragraph 1.1 of the Agreement, the amount "Two Million Dollars ($2,000,000)" is substituted for the amount "Five Million Dollars ($5,000,000)."

2.2 Subparagraph (a) of Paragraph 1.3 of the Agreement is amended and restated in its entirety to read as follows:

"(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate plus 1.00 percentage point."

2.3 Paragraph 2.2 of the Agreement is amended and restated in its entirety to read as follows:

"2.2 Expenses.

(a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, and documentation fees.

(b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorney's fees, including any allocated costs of the Bank's in-house counsel.

(c) The Borrower agrees to reimburse the Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require. The audits and appraisals may be performed by employees of the Bank or by independent appraisers."

2.4 The first paragraph of Article 4 is amended in its entirety to read as follows:

"The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement."



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2.5  New paragraphs 4.2, 4.3, 4.4 and 4.5 are added to Article 4 of the
Agreement to read as follows"

     "4.2 Security Agreements. Signed original security agreement, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

     4.3 Evidence of Priority. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

     4.4 Insurance. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

     4.5  Other Items.  Any other items that the Bank reasonably requires."

2.6   A new Paragraph 5.14 is added to the Agreement to read as follows:

     "5.14 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others."

2.7 Paragraph 6.11 of the Agreement is amended in its entirety to read as follows:

     "6.11 Dividends. Not to declare or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and not to purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto."

2.8 Paragraph 6.19 of the Agreement is amended in its entirety to read as follows:

     "6.19  Insurance.

(a) Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount reasonably acceptable to the Bank. The insurance must be issued by an insurance company reasonably acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form reasonably acceptable to the Bank.

(b) General Business Insurance. To maintain insurance as is usual for the business it is in.

(c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy or, if permitted by the Bank, a certificate of insurance listing all insurance in force."

2.9  A new paragraph 6.22 is added to the Agreement to read as follows:

     "6.22 Perfections of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens."

2.10 A new Paragraph 7.14 of the Agreement is added to the Agreement to read as follows:

     "7.14 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan."

2.11  A new Article 9 is added to the Agreement to read as follows:



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"9.   COLLATERAL

     9.1 Personal Property. The Borrower's obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement executed by the Borrower. In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

(a) Machinery, equipment, and fixtures.

(b) Inventory.

(c) Receivables."

3. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

3.1 An executed Corporate Resolution to Obtain Credit signed Samuel Salen and James P. Butler in the amount of Two Million Dollars ($2,000,000).

3.2 An executed Security Agreement (Receivables, Inventory and Equipment) signed by Samuel Salen and James P. Butler.

3.3  An executed Financing Statement (UCC-1) signed by Samuel Salen and James
P. Butler

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America                             MMI Medical, Inc.
National Trust and Savings Association

/s/ Helen C. Wilson                         /s/ Samuel Salen
-----------------------------------         -----------------------------------
By: Helen C. Wilson, Vice President         By: Samuel Salen, President and
                                            Chief Executive Officer



                                            /s/ James P. Butler
                                            -----------------------------------
                                            By:  James P. Butler, Assistant
                                            Secretary, Treasurer and Chief
                                            Financial Officer